EXHIBIT 99.1

Znergy Announces Hiring of Senior Vice President

TAMPA, FL (iCrowdNewswire) October 4, 2016 -- Znergy, Inc. (OTCPK: ZNRG) (the “Company”) announces the hiring of Dave Baker as its Senior Vice President.  This position reports to the CEO and oversees all Sales and Marketing as well as Installations.
Mr. Baker has an extensive background in sales, marketing, business organization and in new business development.  Mr. Baker commented “I look forward to being part of such a talented team and to executing our sales and marketing plans to drive immediate revenue and profits to the Company.  In particular, I plan on bringing significant contracts from the LED retrofit and replacement market in the manufacturing sector and on building a client-oriented culture that results in total customer satisfaction.”
Znergy’s Chairman and Chief Executive Officer, C. J. Floyd, said “Dave has the ideal background to drive sales for Znergy and we are excited to have him on the team.  We look forward to quickly executing key parts of our business plan.”
Mr. Baker is based in Syracuse, Indiana.
About Znergy, Inc.
Znergy, Inc. (OTC Pink: ZNRG) is provider of energy efficient lighting products, lighting controls and energy management solutions. Management is focused on a growth strategy through mergers and acquisitions, license, develop, install and strategic partnerships with innovative technologies and energy management systems.  These technologies are designed to enable customers to reduce their energy consumption, lower their maintenance costs and realize environmental benefits. The targeted technologies typically include various measures designed for a specific customer or facility in our target market of small commercial businesses and residences to improve the efficiency of building systems, such as lighting, heating, ventilation and air conditioning. Znergy is headquartered in Tampa, Florida. For more information, see our web sites at www.znergy.io and www.znergyworld.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this press release are forward-looking statements. These statements relate to future events or to the Company's future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond the Company's control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects the Company's current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Such risks, uncertainties and other factors, which could impact the Company and the forward-looking statements contained herein are included in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Investor Relations Contact:
Znergy, Inc.
C. J. Floyd
813-902 - 9000
cj.floyd@znergyworld.com

Source: Znergy, Inc.